                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Lam Research Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

          ---------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

LOGO

                            LAM RESEARCH CORPORATION
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 6, 2000
                            ------------------------

To the Stockholders:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Lam Research Corporation, a Delaware corporation (the "Company"), will be held on Monday, March 6, 2000, 11:00 a.m., local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538-6470 (the "Special Meeting"), for the following purpose:

    At the Special Meeting, you will be asked to consider and vote on a single proposal to amend the Certificate of Incorporation of Lam (the "Certificate") to
(1) increase the number of authorized shares of the Company's Common Stock (the "Common Stock") from its current level of 90,000,000 to 400,000,000 shares and
(2) effect a three-for-one stock split of currently outstanding shares of Common Stock (the "Stock Split").

    The increase in the number of authorized shares of Common Stock would make additional shares available for issuance by the Company for such purposes over time as the Board may determine to be advantageous for the Company, including but not limited to future stock dividends and stock splits, future employee benefit plans and acquisitions and the raising of additional capital. The number of outstanding shares of Common Stock will triple as a result of the Stock Split and the Board anticipates that the increase in the number of outstanding shares of Common Stock will place the market price of the Common Stock in a range more attractive to investors. As of this Proxy Statement, the Board of Directors does not have any agreements, commitments or plans with respect to the issuance of any additional shares of Common Stock other than the Stock Split.

    In the materials accompanying this letter, you will find a Proxy Statement and a Proxy Card. Please carefully review all of these materials and consider the information contained in them.

    Only stockholders of record at the close of business on January 28, 2000 (the "Record Date") are entitled to notice of and to vote at the Special Meeting, and for any adjournment thereof.

    All stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to mark, sign and date the enclosed Proxy Card and return it as promptly as possible in the postage-prepaid and return-addressed envelope enclosed for that purpose. However, any stockholder of record attending the Special Meeting may vote in person, even if he or she has returned a proxy.

                                      By Order of the Board of Directors,

                                      /s/ Richard H. Lovgren
                                      Richard H. Lovgren
                                      Secretary

Fremont, California
February   , 2000

                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                            LAM RESEARCH CORPORATION
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 6, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Information Concerning Solicitation and Voting..............    X
Security Ownership of Certain Beneficial Owners and
Management..................................................    X
Proposal No. 1 -- Approval of Amendment of the Certificate
  of Incorporation of the Company...........................    X
Other Matters...............................................   XX

                            LAM RESEARCH CORPORATION
                            ------------------------

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 6, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of Lam Research Corporation, a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on Monday, March 6, 2000, at 11:00 a.m., local time (the "Special Meeting"), or for any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538-6470. The Company's telephone number at that location is (510) 659-0200.

     These proxy solicitation materials are being mailed on or about February , 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on January 28, 2000 (the "Record Date") are entitled to receive notice of and to vote at the Special
Meeting. At the Record Date, [          ] shares of the Company's Common Stock
were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. However, attending the Special Meeting in and of itself does not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Each share has one vote. Accordingly, each stockholder entitled to vote on matters submitted at the Special Meeting may cast a number of votes for each matter equal to the number of shares that such stockholder holds as of the Record Date. Under Delaware law, and the Company's By-laws, no business shall be transacted at the Special Meeting except for the matter set forth in the accompanying Notice of Special Meeting of Stockholders (which matter is further described below in this Proxy Statement).

     Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. The approval of the matter submitted herein will require the affirmative vote of a majority of the shares of the Company's Common Stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting.

     In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote at the meeting. The Inspector will treat abstentions as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not treat abstentions as votes in favor of approving the matter submitted herein to the stockholders for a vote. Thus, abstentions have the same effect in this regard as negative votes. Any proxy which is properly dated, executed and returned using the form of proxy enclosed will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for approval of the matter submitted herein and, with respect to any other matter or matters that may come before the meeting, as the proxy holders deem advisable in accordance with their best judgment. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on the matter submitted herein ("broker non-votes"), those shares will not be considered as present or represented with respect to that matter. Shares as to which proxy authority has been withheld with respect to the matter submitted herein will not be considered as present or represented with respect to that matter. All broker non-votes and any other shares for which proxy authority has been withheld will not be counted for the purpose of determining a quorum, but will otherwise have the same effect on the matter submitted herein as a negative vote on the matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of ChaseMellon Shareholder Services ("ChaseMellon") to act as agent in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay ChaseMellon a fee of approximately $5,000,000 for its services and will reimburse ChaseMellon for certain out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or other communication means.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth the beneficial ownership of shares of Common Stock of the Company by: (i) each person or entity whom, based on information obtained, the Company believes beneficially owned more than 5% of the Company's Common Stock, and the address of each such person or entity ("5% stockholder");
(ii) each current director of the Company; (iii) each named executive officer [describe "named executive" in footnote] ("named executive"); and (iv) all current directors and current executive officers as a group. With the exception of 5% stockholders, the information below concerning the number of shares beneficially owned is provided with respect to holdings as of December 1, 1999. With respect to the 5% stockholders, the information below is provided with
respect to holdings as of           , 1999 (unless
otherwise specified). The percent of class is calculated using 39,860,701 as the number of shares of the Company's Common Stock outstanding as of December 1, 1999.

                                                              SHARES BENEFICIALLY    PERCENT OF
            NAME OF PERSON OR IDENTITY OF GROUP                      OWNED             CLASS
            -----------------------------------               -------------------    ----------
Fidelity Management & Research..............................       5,791,123(1)        14.53%
  82 Devonshire Street
  Boston, Massachusetts 02109
James W. Bagley.............................................         844,000(2)         2.12%
Roger D. Emerick............................................         116,956(2)            *
David G. Arscott............................................          75,206(2)            *
Richard J. Elkus, Jr........................................          35,240(2)            *
Jack R. Harris..............................................          48,000(2)            *
Grant M. Inman..............................................          76,233(2)            *
Kenneth M. Thompson.........................................           6,000(2)            *
Stephen G. Newberry.........................................         128,334(2)            *
Hsui-Sheng (Way) Tu.........................................          77,176(2)            *
Mercedes Johnson............................................          29,180(2)            *
Richard H. Lovgren..........................................          20,850(2)            *
All current directors and current executive officers as a
  group
  (14 persons)..............................................       1,532,874(3)             %

---------------
 *  Less than one percent

(1) This information was obtained from the Nasdaq National Market, Inc., and was identified as representing the entity's quarterly 13F filing reflecting
    holdings as of     , 1999.

(2) Includes 784,000, 101,353, 42,000, 24,450, 42,000, 42,000, 6,000, 108,334,
    61,916, 26,300 and 19,380 shares subject to outstanding options that are
    currently exercisable or exercisable within 60 days after [            ,
    2000] in favor of Mr. James W. Bagley, Mr. Roger D. Emerick, Mr. David G. Arscott, Mr. Richard J. Elkus, Jr., Mr. Jack R. Harris, Mr. Grant M. Inman, Mr. Kenneth M. Thompson, Mr. Stephen G. Newberry, Mr. Hsui-Sheng (Way) Tu, Ms. Mercedes Johnson and Mr. Richard H. Lovgren, respectively, and 70,848 shares in favor of all other current executive officers as a group.

(3) Current directors and current executive officers include: Mr. James W. Bagley, Mr. Roger D. Emerick, Mr. David G. Arscott, Mr. Richard J. Elkus, Jr., Mr. Jack R. Harris, Mr. Grant M. Inman, Mr. Kenneth M. Thompson, Mr. Stephen G. Newberry, Mr. Hsui-Sheng (Way) Tu, Ms. Mercedes Johnson, Mr. Richard H. Lovgren, Mr. Craig Garber, Mr. Gregor A. Campbell and Mr. David
    E. Bayly.

                                 PROPOSAL NO. 1

            TO APPROVE AMENDMENT OF THE CERTIFICATE OF INCORPORATION
              OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED
              SHARES OF COMMON STOCK TO 400,000,000 AND TO EFFECT
                          A THREE-FOR-ONE STOCK SPLIT

     The Certificate of Incorporation of the Company currently authorizes an aggregate of 95,000,000 shares of capital stock, consisting of 5,000,000 shares of Preferred Stock (par value $0.001 per share) and 90,000,000 shares of Common Stock (par value $0.001 per share). The proposed amendment to the Certificate of Incorporation would (1) increase the number of authorized shares of Common Stock to 400,000,000, thus bringing the total number of authorized shares of capital stock for all classes to 405,000,000, and (2) effect a three-for-one stock split by changing and converting each of the issued and outstanding shares of Common Stock of the Company to three shares of Common Stock. The additional shares of Common Stock for which authorization is sought, a portion of which would be issued through the proposed stock split, would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of Common Stock. This increase would be accomplished by amending the first paragraph of Article "FOURTH" of the Certificate of Incorporation to read as follows:

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Four Hundred Five Million (405,000,000) shares, consisting of Four Hundred Million (400,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). At the effective time of this Certificate of Amendment to the Certificate of Incorporation, each of the issued and outstanding shares of Common Stock of the Corporation shall be changed and converted into Three (3) shares of Common Stock of the Corporation.

To become effective, the amendment must be approved by an affirmative vote of a majority of shares of Common Stock issued and outstanding as of the Record Date.

PURPOSES AND EFFECTS OF PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The increase would make additional shares of Common Stock available for issuance for such purposes as the Board may determine to be advantageous for the Company, including but not limited to future stock dividends and stock splits, future employee benefit plans and acquisitions and the raising of additional capital. Except with respect to shares that will be issued through means of the stock split and shares reserved for issuance under the Company's stock option plans or sale under the Company's employee stock purchase plans, as of the date of this Proxy Statement the Board of Directors does not have any agreements, commitments or plans with respect to the issuance of any additional shares of Common Stock. If the Board of Directors deems it to be in the interests of the Company and its stockholders to issue additional shares of Common Stock in the future, the Board of Directors generally will not seek further authorization by vote of the Company's stockholders (unless such authorization is otherwise required by law or regulation). The proposal to increase the number of authorized shares of Common Stock was approved by the Board of Directors by unanimous vote on January 21, 2000.

     The increase in the number of authorized shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. However, the matter submitted herein is not being recommended in response to any specific effort of which the Company is aware to obtain control of or to acquire the Company.

PURPOSES AND EFFECTS OF PROPOSED THREE-FOR-ONE COMMON STOCK SPLIT

     The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from a three-for-one stock split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals. The Common Stock is listed for trading on the Nasdaq Stock Market, and the Company will apply for listing of the additional shares of Common Stock to be issued in the event the proposed stock split is approved. If the proposed amendment is adopted, each shareholder of record at the close of business on March 7, 2000 would be the record owner of, and entitled to receive, a certificate or certificates representing two additional shares of Common Stock, par value $0.001 per share, for each share of Common Stock then owned of record by such shareholder. Certificates representing shares of Common Stock should be retained by each shareholder and should not be returned to the Company or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange. In addition, appropriate adjustments will be made to the Company's stock option, stock purchase and other employee incentive plans.

     If effected, the proposed stock split will result in certain appropriate adjustments to terms of the Company's Series A Junior Participating Preferred Stock (the "Series A Preferred"). The rights agent for the Series A Preferred will be separately notified of those adjustments.

     The Company is of the opinion that the proposed stock split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-third of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding period for the original share of Common Stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders are urged to consult their tax advisors.

     If stockholders dispose of their shares after the stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. If the proposed amendment is adopted, the shareholders' equity accounts of the Company will increase because the par value of a share of Common Stock after the split will remain unchanged at $0.001 per share, while the number of shares issued and outstanding will triple.

               THE BOARD OF DIRECTORS OF LAM RESEARCH CORPORATION
                   UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL
            OF THE AMENDMENT TO LAM'S CERTIFICATE OF INCORPORATION.

                                 OTHER MATTERS

OTHER INFORMATION

     The only business to be conducted and acted upon at the Special Meeting is the approval of the Amendment to the Certificate of Incorporation. Under Delaware law, and the Company's By-laws, no other business shall be transacted at this Special Meeting. However, should any other matters properly come before the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. As of the date of this Proxy Statement, the Company knows of no other matters to be submitted at the Special Meeting.

PROPOSALS OF SHAREHOLDERS

     Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2000 Annual Meeting of Shareholders must submit the proposal to the Company no later than June 14, 2000. Shareholders who intend to present a proposal at the 2000 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required by the Company's By-laws to provide notice of such proposal to the Company not less than 60 days and not more than 90 days prior to the date of the 2000 Annual Meeting which the Company currently expects to be on or about November 2, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

     It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying Proxy Card in the envelope which has been enclosed.

                                          By Order of the Board of Directors,

                                          /s/ Richard H. Lovgren
                                          Richard H. Lovgren
                                          Secretary

Fremont, California
Dated: February   , 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                            LAM RESEARCH CORPORATION
                             IN CONJUNCTION WITH THE
                         SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  MARCH 6, 2000

      The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated February 7, 2000, and hereby appoints James W. Bagley and Richard H. Lovgren, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of LAM RESEARCH CORPORATION to be held on Monday, March 6, 2000, at 11:00 a.m., local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538-6470, and for any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth below. Under Delaware law and the Company's By-laws, no business shall be transacted at a special meeting other than the matter stated in the accompanying Notice of Meeting, which matter is set forth below. However, should any other matter or matters properly come before the Special Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters in their discretion.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO APPROVE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO EFFECT A THREE-FOR-ONE STOCK SPLIT AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.




1. Proposal to Approve Amendment of the Certificate of Incorporation of the Company to i) Increase the Number of Authorized Shares of Common Stock to 400,000,000 and ii) Effect a Three-for-One Stock Split by Changing and Converting Each Issued and Outstanding Share of Common Stock to Three (3) Shares of Common Stock:

      For         Against           Abstain
      |_|             |_|               |_|

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.)

Signature(s):

_____________________________________________________

_____________________________________________________

Dated:  __________________________________, 2000
        (Be sure to date Proxy.)

Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.